Exhibit 23.2

                                     Consent

We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3 No. 333-01530) pertaining to the Blimpie International, Inc. Omnibus Stock Incentive Plan of our report dated August 17,1998, with respect to the consolidated financial statements and schedule of Blimpie International, Inc. included in the Annual Report (Form 10-K) of Blimpie International, Inc. and subsidiaries for the years ended June 30, 1998 and 1997.


                                            /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
December 13, 1999